Exhibit 10.2

Execution Version

FIRST AMENDMENT TO ABL REVOLVING CREDIT AGREEMENT, dated as of October 28, 2021 (this “Amendment”), by and among ADVANTAGE SALES & MARKETING INC., a Delaware corporation (the “Borrower”), KARMAN INTERMEDIATE CORP., a Delaware corporation (“Holdings”), the Lenders party hereto and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent.

W I T N E S S E T H:

WHEREAS, Holdings, the Borrower, the Lenders from time to time party thereto and Bank of America, as Administrative Agent and Collateral Agent, are party to that certain ABL Revolving Credit Agreement, dated as of October 28, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement” and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, the Borrower has, in accordance with Section 11.01 of the Credit Agreement, requested an amendment to the Credit Agreement in order to reduce the Adjusted Eurocurrency Rate and CDOR Rate “floors” set forth therein, and to make certain other changes to the Credit Agreement as further set forth herein, and the Lenders party hereto (constituting Required Lenders) have agreed to such amendment;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.      Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

SECTION 2.      Amendments. Effective as of the Amendment No. 1 Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)       Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order:

““Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, ICE LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03 then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means:

(1)	For purposes of Section 3.03(b)(i), the first alternative set forth below that can be determined by the Administrative Agent:

(a)	the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or
(b)	the sum of: (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points);

provided that, if initially ICE LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and

(2)	For purposes of Section 3.03(b)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than ICE LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.

“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

(1)	a determination by the Administrative Agent, or a notification by the Borrower to the Administrative Agent that the Borrower has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace ICE LIBOR, and

(2)	the joint election by the Administrative Agent and the Borrower to replace ICE LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Other Rate Early Opt-in” means the Administrative Agent and the Borrower have elected to replace ICE LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 3.03(b)(ii) and paragraph (2) of the definition of “Benchmark Replacement”.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR Early Opt-in” means the Administrative Agent and the Borrower have elected to replace ICE LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 3.03(b)(i) and paragraph (1) of the definition of “Benchmark Replacement”.

“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(b)       The definition of “Adjusted Eurocurrency Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the proviso set forth therein in its entirety as follows:

“; provided that, notwithstanding the foregoing, the “Adjusted Eurocurrency Rate” shall in no event be less than 0.00% per annum”

(c)       The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “Adjusted” immediately prior to the words “Eurocurrency Rate Spread” in each case they appear in such definition.

(d)        The definition of “Base Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the proviso set forth therein in its entirety as follows:

“; provided that, notwithstanding the foregoing, the “Base Rate” shall in no event be less than 1.00% per annum”

(e)       The definition of “CDOR Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing clause (ii) of the proviso set forth therein in its entirety as follows:

“(ii) that, notwithstanding the foregoing, the “CDOR Rate” shall in no event be less than 0.00% per annum”

(f)       The definition of “Existing Indebtedness Documents” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Existing Indebtedness Documents” means (i) that certain First Lien Credit Agreement, dated as of July 25, 2014, by and among Holdings, the Borrower, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified from time to time, (ii) that certain Second Lien Credit Agreement, dated as of July 25, 2014, by and among Holdings, the Borrower, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified from time to time and (iii) that certain Receivables Financing Agreement, dated as of April 24, 2020, by and among Advantage Financing LLC, the Borrower, as initial servicer, the lenders from time to time party thereto and PNC Bank, National Association, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.”

(g)       Clause (i) of Section 2.10(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to (x) with respect to a Eurocurrency Rate Loan denominated in Dollars, the rate per annum equal to the applicable Adjusted Eurocurrency Rate for such Interest Period plus the Applicable Rate, (y) with respect to a Eurocurrency Rate Loan denominated in Canadian Dollars, the rate per annum equal to the CDOR Rate for such Interest Period plus the Applicable Rate, (z) with respect to a Eurocurrency Rate Loan denominated in an Alternative Currency other than Canadian Dollars, the rate per annum equal to the rate based on clause (c) of the definition of “Eurocurrency Rate” for such Interest Period plus the Applicable Rate,”

(h)       The definitions of “SOFR Based Rate,” “Scheduled Unavailability Date” and “LIBOR Successor Rate” set forth in Section 1.01 of the Credit Agreement are hereby deleted in their entirety.

(i)       The Credit Agreement is hereby amended by deleting clause (f) in its entirety from Section 11.01.

(j)       The first paragraph of Section 3.03 of the Credit Agreement is hereby amended by adding “(a)” at the beginning of such paragraph.

(k)       The second paragraph of Section 3.03 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Notwithstanding anything to the contrary herein or in any other Loan Document:

(i)        On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of ICE LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. dollar ICE LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar ICE LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is ICE LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii)       (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available.

(y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace ICE LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.

(iii)       At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(iv)       In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(v)       The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03.

(vi)       At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or ICE LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

SECTION 3.      Conditions to Effectiveness of Amendment. The effectiveness of the amendments set forth in Section 2 above is subject to satisfaction of the following conditions precedent (the date of such satisfaction being the “Amendment No. 1 Effective Date”):

(a)       the Borrower, Holdings, each of the Lenders and the Administrative Agent shall have delivered a counterpart of this Amendment to the Administrative Agent; and

(b)       the Borrower shall have paid all reasonable and documented out-of-pocket expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any, in each case to the extent invoiced at least 2 Business Days prior to the Amendment No. 1 Effective Date.

SECTION 4.      Effects on Loan Documents.

(a)       On and after the effectiveness of this Amendment, each reference in any Loan Document to “the Credit Agreement” shall mean and be a reference to the Amended Credit Agreement and each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Credit Agreement.

(b)       Except as specifically amended hereby, all Loan Documents and the obligations of the Loan Parties under the Loan Documents shall continue to be in full force and effect and are hereby ratified and confirmed in all respects and shall not be affected by this Amendment.

(c)       The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents. This Amendment and the Amended Credit Agreement shall not constitute a novation of the Credit Agreement or the other Loan Documents.

(d)       The Borrower and the other parties hereto acknowledge and agree that, on and after the Amendment No. 1 Effective Date, this Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement.

SECTION 5.       APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.      Miscellaneous.

(a)       This Amendment shall be binding upon and inure to the benefit of the Loan Parties and their respective successors and permitted assigns, and upon the Administrative Agent and the Lenders and their respective successors and permitted assigns.

(b)       To the extent permitted by applicable requirements of law, any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(c)       Sections 11.04, 11.05, 11.08, 11.15(b), 11.15(c), 11.16 and 11.17 of the Amended Credit Agreement are incorporated herein by reference, mutatis mutandis.

(d)       This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in or related to this Amendment or any other document to be signed in connection with this Amendment shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

ADVANTAGE SALES & MARKETING INC., as Borrower

By:	/s/ Robert Murray
Name: Robert Murray
Title: Treasurer

KARMAN INTERMEDIATE CORP., as Holdings

By:	/s/ Robert Murray
Name: Robert Murray
Title: Treasurer

[Signature Page to First Amendment to ABL Revolving Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Ron Bornstein
Name: Ron Bornstein
Title: Senior Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Ron Bornstein
Name: Ron Bornstein
Title: Senior Vice President

[Signature Page to First Amendment to ABL Revolving Credit Agreement]

MUFG Union Bank, N.A., as a Lender

By:	/s/ Ryan Bannan
Name: Ryan Bannan
Title: Vice President

[Signature Page to First Amendment to ABL Revolving Credit Agreement]

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Gregory J. Hall
Name: Gregory J. Hall
Title: Senior Vice President

[Signature Page to First Amendment to ABL Revolving Credit Agreement]

Wells Fargo Bank, National Association, as a Lender

By:	/s/ Emily Chase
Name: Emily Chase
Title: Director

[Signature Page to First Amendment to ABL Revolving Credit Agreement]

Wells Fargo Capital Finance Corporation Canada, as a Lender

By:	/s/ David G. Phillips
Name: David G. Phillips
Title: Senior Vice President

[Signature Page to First Amendment to ABL Revolving Credit Agreement]

Wells Fargo Bank, National Association, as a Lender

By:	/s/ Emily Chase
Name: Emily Chase
Title: Director

[Signature Page to First Amendment to ABL Revolving Credit Agreement]

Zions Bancorporation, N.A., dba California Bank & Trust, as a Lender

By:	/s/ Yvonne Le
Name: Yvonne Le
Title: Senior Vice President

[Signature Page to First Amendment to ABL Revolving Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Philip Tancorra
Name: Philip Tancorra
Title: Vice President

By:	/s/ Suzan Onal
Name: Suzan Onal
Title: Vice President

[Signature Page to First Amendment to ABL Revolving Credit Agreement]